UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 24, 2021

ModivCare Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34221	86-0845127
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6900 Layton Avenue,	12th Floor,	Denver,	Colorado	80237
(Address of principal executive offices)				(Zip Code)

303-728-7030
Registrant’s telephone number, including area code:
N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common Stock, $0.001 par value per share	MODV	The NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.         ☐

Item 1.01.         Entry into a Material Definitive Agreement.

The information set forth below in Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03.         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On August 24, 2021, ModivCare Escrow Issuer, Inc., a Delaware corporation (the “Escrow Issuer”), issued $500,000,000 in aggregate principal amount of 5.000% senior notes due 2029 (the “Notes”). The Escrow Issuer was established to issue the Notes. The Notes were issued pursuant to an indenture, dated August 24, 2021 (the “Indenture”), between the Escrow Issuer and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

The gross proceeds of the offering have been deposited into a segregated escrow account until the date that certain conditions are satisfied, including the consummation of the acquisition of VRI Intermediate Holdings, LLC (the “VRI Acquisition”) and the consummation of the merger of the Escrow Issuer with and into ModivCare Inc. (“ModivCare”), with ModivCare assuming all of the obligations of the Escrow Issuer under the Notes and the Indenture. Prior to the consummation of the VRI Acquisition and the satisfaction of the other conditions for the release of funds in the escrow account, the Notes will not be guaranteed and will be secured by a first priority security interest in the escrow account and the escrowed property. From and after the consummation of the VRI Acquisition and the satisfaction of the other conditions for the release of the escrowed property (if applicable), the Notes will not be secured, and will be senior obligations of ModivCare and each of guarantors under the indenture and will rank equal in right of payment with any of ModivCare’s and such guarantors’ existing and future senior indebtedness, including indebtedness under ModivCare’s credit facility.

ModivCare intends to use the net proceeds from the notes to (i) pay the consideration in connection with the VRI Acquisition, and (ii) pay fees and expenses incurred in connection with the VRI Acquisition, with the remainder of the net proceeds for general corporate purposes, which may include repayment of indebtedness, including, without limitation, repayment of indebtedness in connection with the acquisition of Care Finders Total Care LLC.

The Indenture contains covenants that, among other things, restrict ModivCare’s ability and the ability of its restricted subsidiaries to, among other things: incur additional indebtedness or issue disqualified capital stock; make certain investments; create or incur certain liens; enter into certain transactions with affiliates; merge, consolidate, amalgamate or transfer substantially all of its assets; agree to dividend or other payment restrictions affecting its restricted subsidiaries; and transfer or sell assets, including capital stock of its restricted subsidiaries. These covenants, however, are subject to a number of important exceptions and qualifications, and certain covenants may be suspended in the event the Notes are assigned an investment grade rating from two of three ratings agencies.

The Indenture also provides that the Notes may become subject to redemption under certain circumstances, including if the escrowed property has not been released from the escrow account in connection with the consummation of the VRI Acquisition. ModivCare may redeem the Notes, in whole or in part, at any time on or after October 1, 2024, at the redemption prices set forth in the Indenture, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption. In addition, ModivCare may redeem the Notes, in whole or in part, at any time prior to October 1, 2024, at a price equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption plus a “make-whole” premium set forth in the Indenture. In addition, ModivCare may redeem up to 40% of the Notes prior to October 1, 2024, at a redemption price of 105.000% of the principal amount, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption, with the proceeds of certain equity offerings, subject to certain conditions.

The foregoing is a summary and is qualified by reference to the Indenture, which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01.         Financial Statements and Exhibits.

(d)         Exhibits

Exhibit No.	Description
4.1	Indenture dated as of August 24, 2021, between ModivCare Escrow Issuer, Inc. and The Bank of New York Mellon Trust Company, N.A., as trustee.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MODIVCARE INC.

Date: August 24, 2021	By:	/s/ Jonathan B. Bush
Name: Jonathan B. Bush
Title: Senior Vice President, General Counsel and Secretary